SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                         OF THE SECURITIES EXCHANGE ACT
                           OF 1934 (AMENDMENT NO.   )


Check  the  appropriate  box:

[ X]     Preliminary  Information  Statement
[  ]     Confidential,  for  Use  of  the  Commission Only (as permitted by Rule
         14c-5(d)(2))
[  ]     Definitive  Information  Statement

                        GARTMORE VARIABLE INSURANCE TRUST
                 (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[ X ]  No  fee  required.
[   ]  Fee  computed  on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)   Title  of  each  class  of  securities  to  which  transaction  applies:
     _________________________________________________________________________

2)   Aggregate  number  of  securities  to  which  transaction  applies:
     _________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     _________________________________________________________________________

4)   Proposed  maximum  aggregate  value  of  transaction:
     _________________________________________________________________________

5)   Total  fee  paid:
     _________________________________________________________________________

[    ] Fee  paid  previously  with  preliminary  materials.

[    ] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)     Amount  Previously  Paid:
       _______________________________________________________________________

2)     Form,  Schedule  or  Registration  Statement  No.:
       _______________________________________________________________________

3)     Filing  Party:
       _______________________________________________________________________

4)     Date  Filed:
       _______________________________________________________________________

                        GARTMORE VARIABLE INSURANCE TRUST
                                 1200 River Road
                        Conshohocken, Pennsylvania 19428
                                 (800) 848-6331

December  __,  2003


Dear  GVIT  Small  Cap  Value  Fund  Shareholders:

The enclosed information statement details a recent subadviser change for the GVIT Small Cap Value Fund (the "Fund"), a series of Gartmore Variable Insurance Trust (the "Trust"). Specifically, the Trust's Board of Trustees has selected J.P. Morgan Investment Management Inc. ("JPMorgan") to manage a portion of the Fund. The addition of JPMorgan was effective October 1, 2003. Gartmore Mutual Fund Capital Trust (the "Adviser") and The Dreyfus Corporation, a subadviser to the Fund ("Dreyfus"), also each manage a portion of the Fund. The Trust has an exemptive order from the U.S. Securities and Exchange Commission that allows this change to be made without shareholder approval. The exemptive order instead requires that this information statement be sent to you.

The Board added JPMorgan as a subadviser to the Fund upon the recommendation of the Adviser. This recommendation was based on several factors, including:

-     The  desire  for more style diversification in the management of the Fund.

- JPMorgan's style of small cap value management is complimentary to the Adviser's and Dreyfus' style of management.

- JPMorgan's experience and success in managing other funds and accounts with a similar small cap value orientation.

Please  read  the  enclosed  document  for  additional  information.

We  look  forward  to  continuing  to  serve  you  and  the  Fund in the future.

Sincerely,



Eric  E.  Miller
Secretary,  Gartmore  Variable  Insurance  Trust

                            GVIT SMALL CAP VALUE FUND

                  A Series of Gartmore Variable Insurance Trust
                                 1200 River Road
                        Conshohocken, Pennsylvania 19428

                              INFORMATION STATEMENT

The  Board  of  Trustees  of  Gartmore  Variable  Insurance Trust (the "Board of
Trustees") is furnishing this Information Statement to all owners of variable annuity contracts or variable life insurance policies ("Contract Owners") issued by the life insurance company affiliates of Nationwide Financial Services, Inc. (collectively, "Nationwide") who are entitled to give voting instructions to Nationwide and its affiliates as the sole shareholders of the GVIT Small Cap Value Fund (the "Fund"), a series of Gartmore Variable Insurance Trust (the "Trust"). This Information Statement is being provided in lieu of a proxy statement pursuant to the terms of an exemptive order the Trust received from the U.S. Securities and Exchange Commission (the "Exemptive Order"). The Exemptive Order permits the Fund's investment adviser to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Trustees, but without obtaining shareholder approval, provided, among other things, the Fund sends its shareholders (or, in this case, the Contract Owners who have selected the Fund as an investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

          WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR VOTING INSTRUCTIONS.

          This Information Statement will be mailed to Contract Owners on or about December __, 2003.

INTRODUCTION

The Fund is one investment portfolio or series of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with Gartmore Mutual Fund Capital Trust (the "Adviser"). Pursuant to the Investment Advisory Agreement, the Adviser selects one or more subadvisers for the Fund and supervises the Fund's daily business affairs, subject to the supervision and direction of the Board of Trustees. The Adviser selects subadviser(s) it believes will provide the Fund with high quality investment services consistent with the Fund's investment objectives. The Adviser is responsible for the overall monitoring of the Fund's subadviser(s), as well as day-to-day management of a portion of the Fund.

Each subadviser to the Fund is independent of the Adviser and discharges its responsibilities subject to the oversight and supervision of the Adviser. The subadvisers are paid by the Adviser from the fees the Adviser receives from the Fund. In accordance with procedures adopted by the Board of Trustees, a subadviser to the Fund may effect portfolio transactions through an affiliated broker-dealer and receive brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the addition of J.P. Morgan Investment Management Inc. ("JPMorgan") as a subadviser for the Fund. JPMorgan began serving as subadviser on October 1, 2003, following a decision by the Board of Trustees to approve a subadvisory agreement with JPMorgan with respect to the Fund. The decision by the Board of Trustees to add JPMorgan as a subadviser, as well as other important information, is described in more detail below.

Currently one other subadviser The Dreyfus Corporation ("Dreyfus") located at 200 Park Avenue, New York, New York 10166 manages a portion of the Fund's portfolio. The Adviser also directly manages a portion of the Fund's portfolio.

RECOMMENDATION  TO  ADD  A  SUBADVISER

As part of the Adviser's duties to select and supervise the Fund's subadvisers, the Adviser is responsible for communicating performance expectations and evaluations to the subadvisers and recommending to the Board of Trustees whether new subadvisers should be hired and whether a subadviser's contract with the Trust should be renewed, modified, or terminated. The Adviser periodically provides written reports to the Board of Trustees describing the results of its evaluation and monitoring functions.

As part of its ongoing monitoring duties, the Adviser decided to recommend to the Board of Trustees that the Fund add another manager in order to provide the Fund with additional style diversification and to address potential capacity issues. This recommended change should allow the Fund's investment performance to track more closely to the Russell 2000 Value Index, the Fund's benchmark, and the Fund should become more aligned with other "value" style funds.

Therefore, the Adviser conducted a broad search and review of small cap value investment managers. The Adviser performed extensive research and analysis of many factors, including performance records, quantitative and qualitative measures of performance and investment styles, and strength and depth of management. In assessing potential subadvisers for the Fund, all investment managers with at least a five-year track record in managing small cap value portfolios were identified. The universe of potential subadvisers was then reviewed on relative performance. For those investment managers that met the performance requirements, a number of qualitative and quantitative factors were applied, including whether the investment manager is recognized for its small cap value management capabilities. Discussions and on-site due diligence visits were then conducted with a number of the investment managers that met the above qualitative and quantitative measures.

JPMorgan was singled out and identified because of its strong performance record as well as having an investment style that would compliment the style of Dreyfus and the Adviser, enabling the Fund to stay within the small cap value style category under various market environments. JPMorgan's investment philosophy utilizes fundamental research, systematic stock valuation and a disciplined portfolio construction process and is designed to track closely the Russell 2000 Value Index. The Adviser also reviewed the experience and success of the managers of JPMorgan's Structured Small Cap Equity portfolios who now manage a portion of the Fund. Christopher T. Blum, CFA, is the primary portfolio manager for the portion of the Fund managed by JPMorgan. Mr. Blum is a vice president at JPMorgan, having rejoined the firm in 2001. Previously, Mr. Blum spent two years as a research analyst responsible for the valuation and acquisition of private equity assets at Pomona Capital. Prior to that, Mr. Blum spent over three years with J.P. Morgan Chase & Co. where he focused on structured small-cap core and small-cap value accounts. Other managers include: Darren T. Rabenou, vice president and client portfolio manager in the U.S. Equity Group, Stephen J. Rich, vice president and portfolio manager in the U.S. Equity Small Cap Group, and Dennis S. Ruhl, associate and portfolio manager in the U.S. Equity Small Cap Group.

Upon completion of its analysis and search, the Adviser decided to recommend that JPMorgan be added as a subadviser to the Fund. The Adviser based its decision to recommend JPMorgan on a number of factors, including JPMorgan's experience and past performance in managing small cap value oriented funds, JPMorgan's capacity to take on small cap assets, and the Adviser's experience with JPMorgan, which serves as subadviser to one other series of the Trust.

BOARD  OF  TRUSTEES'  CONSIDERATIONS

At a regular meeting of the Board of Trustees on June 5, 2003, the Board of Trustees reviewed the Adviser's recommendation to hire JPMorgan as a subadviser to the Fund. The Board of Trustees reviewed a report prepared by the Adviser that described in detail the basis for such recommendation and also reviewed a proposed subadvisory agreement among the Trust, the Adviser, and JPMorgan. Specifically the Board of Trustees reviewed JPMorgan's prior strong performance in the "value" style of investment management and met with Mr. Blum and another member of JPMorgan's management to discuss their "value" style investment philosophy and process with respect to buying and selling securities. The Board considered JPMorgan's emphasis on tracking the Fund's index in conjunction with risk management measures, which together are designed to ensure a more consistent, reliable return potential for the portion of the Fund managed by JPMorgan. The result will be a portfolio with a weighted average market capitalization that is approximately similar to the market cap of the Russell 2000 Value Index. The Trustees also considered the depth and experience of JPMorgan's proposed portfolio management team and determined that JPMorgan had established a strong and substantial record with other small cap value portfolios.

Having carefully considered the Adviser's recommendation, the reasons for it and the information presented by JPMorgan's representatives, the Board of Trustees, including a majority of the Trustees who were not interested persons of the Adviser or JPMorgan (as that term is defined in the Investment Company Act of 1940, as amended), approved the appointment of JPMorgan to serve as a new subadviser for the Fund. The appointment of JPMorgan as the subadviser took effect on October 1, 2003. The Board of Trustees also approved the form of subadvisory agreement among the Adviser, the Trust, and JPMorgan. In doing so, the Board of Trustees found that the compensation payable under the proposed subadvisory agreement with JPMorgan was fair and reasonable in light of the services to be provided and the expenses to be assumed by JPMorgan under such agreement with respect to the Fund.

SUBADVISORY  AGREEMENT

The subadvisory agreement with JPMorgan effective as of October 1, 2003 (the "Agreement"), was approved by the Board of Trustees on June 5, 2003. The terms of the Agreement are substantially the same as those entered into with Dreyfus and the fees payable to JPMorgan are the same as those paid to Dreyfus. In accordance with the Exemptive Order, the Agreement will not be submitted to the Fund's shareholders for their approval. The Agreement is also of the same agreement with respect to another series of the Trust and, therefore, differs only with respect to the fees payable thereunder by the Adviser on behalf of the Fund. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement took effect on October 1, 2003, has an initial two-year term and continues automatically for successive one-year terms thereafter so long as its continuance is approved annually by the Board of Trustees. The Agreement can be terminated on 60 days' notice by the Adviser, the Trust on behalf of the Fund, or JPMorgan, as the parties to the Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual fee payable by the Adviser to JPMorgan (as a percentage of the Fund's average daily net assets) is as follows:

0.50%  on  assets  up  to  $200  million
0.45%  on  assets  of  $200  million  or  more

Duties. Under the Agreement, the Adviser is responsible for assigning a portion of the Fund's assets to JPMorgan and for overseeing and reviewing the performance of JPMorgan. JPMorgan is required to manage the portion of the Fund's portfolio allocated to it in accordance with the Fund's investment objective and policies, subject to the supervision of the Adviser and the Board of Trustees.

Brokerage. Under the Agreement, JPMorgan is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers it selects and to negotiate commissions to be paid on such transactions. In doing so, JPMorgan is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, JPMorgan and its affiliates and controlling persons can not be held liable to the Adviser, the Trust, the Fund, or the Fund's shareholders in the absence of willful misfeasance, bad faith, or gross negligence on the part of JPMorgan or a reckless disregard of its duties under the Agreement. The Agreement provides that nothing in such Agreement, however, relieves JPMorgan from any of its obligations under federal and state securities laws and other applicable law.

JPMorgan is required under the Agreement to indemnify the Adviser, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of JPMorgan's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties, or violation of applicable law. The Agreement contains provisions pursuant to which the Adviser is required to indemnify JPMorgan for any liability and expenses which may be sustained as a result of the Adviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties, or violation of applicable law.

Further Information. The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the full agreements. Copies of the Agreement are on file with the U.S. Securities and Exchange Commission and are available 1) in person at the U.S. Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, DC (upon payment of any applicable fees); 2) by mail at the U.S. Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549-6009 (upon payment of any applicable fees); or 3) at the U.S. Securities and Exchange Commission's website - http://www.sec.gov - through the EDGAR system.

OTHER  INFORMATION  ABOUT  JPMORGAN

JPMorgan, located at 522 Fifth Avenue, New York, NY 10036, is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a bank holding company, located at 270 Park Avenue, New York, New York 10017. As of June 30, 2003, JPMorgan and its affiliates had approximately $515 billion in assets under management.

The following table sets forth the name, address and principal occupation of the principal executive officer and each of the Directors of JPMorgan:





NAME                        TITLE                     PRINCIPAL
AND                         WITH                     OCCUPATION
ADDRESS                   JPMORGAN
--------------------------------------------------------------------------------
George C. Gatch       Managing Director  Director and President of
                                         JPMorgan Funds.
--------------------------------------------------------------------------------
Evelyn E. Guernsey    Managing Director  Director and President of
                                         J.P. Morgan Investment
                                         Management Inc. ("JPMIM")
                                         and Chief Executive Officer
                                         of Institutional Sales and
                                         Services.
--------------------------------------------------------------------------------
Lawrence Unrein       Managing Director  Director and Head of the Private
                                         Equity Group for JPMorgan
                                         Fleming Asset Management
                                         ("JPMFAM").
--------------------------------------------------------------------------------
Mark B.E. White       Managing Director  Director and Head of International
                                         Institutional Business for JPMFAM.
--------------------------------------------------------------------------------
Roy Kinnear           Managing Director  Treasurer of JPMIM.
--------------------------------------------------------------------------------
Anthony M.L. Roberts  Managing Director  Associate General Counsel and
                                         Head of Legal for J.P. Morgan
                                         Chase & Co.'s global asset
                                         management business.
--------------------------------------------------------------------------------
Thomas J. Smith       Managing Director  Chief Compliance Officer for
                                         J.P. Morgan Chase & Co.'s
                                         investment management business
                                         in the Americas.

JPMorgan currently serves as investment adviser to two other investment companies or series of investment companies that have investment objectives similar to those of the Fund. The net assets and investment advisory fees payable to JPMorgan as of September 30, 2003, for the two other investment companies or series of investment companies are set forth in the following table:




                                               Net            Advisory
Fund                                         Assets             Fees*
--------------------------------------------------------------------------------
Principal Variable Contracts Fund, Inc. -  $66,164,467  0.60% on the first
Small Cap Value Account                                 $50 million;
                                                        0.55% on the next
                                                        $250 million;
                                                        0.50% on the balance
--------------------------------------------------------------------------------
Principal Investors Fund, Inc. -           $46,980,009  0.50% on the first
Small Cap Value I Account                               $100 million;
                                                        0.45% on the next
                                                        $200 million;
                                                        0.35% on the balance

___________________
*  Calculated  as  an annual percentage of the Fund's average daily nets assets.

MORE  ABOUT  FEES  AND  EXPENSES

The Fund pays the Adviser an investment advisory fee at the annual rate of 0.90% of the Fund's first $200 million of average net assets and 0.85% of the Fund's average daily net assets of more than $200 million. During the fiscal year ended December 31, 2002, the Adviser was entitled to receive from the Fund advisory fees in the amount of $5,178,959. During such period, the Adviser paid Dreyfus, which has the same investment advisory fees as JPMorgan, a total of $1,161,668.

JPMorgan has received compensation from the Trust on behalf of one of its other series. JPMorgan currently serves as a subadviser to one other series of the Trust and, for the fiscal year ended December 31, 2002, received $493,986 for such services. In addition, during the fiscal year ended December 31, 2002, JPMorgan (and its affiliated broker-dealers) received an aggregate of $112,903 in commissions for brokerage transactions effected on behalf of various series of the Trust.

ADDITIONAL  INFORMATION

As  of  October  1,  2003,  the  Fund  had  issued  and  outstanding:

60,756,342.29 shares of beneficial interest designated as Class I shares 939,221.154 shares of beneficial interest designated as Class II shares 88,982.605 shares of beneficial interest designated as Class III shares 5,223,554.325 shares of beneficial interest designated as Class IV shares

As of that date, to the Trust's knowledge, the following are the only persons who had or shared voting or investment power over more than 5% of the outstanding Class I shares, Class II shares, Class III shares, and Class IV shares (collectively, the "shares") of the Fund:




                                                    AMOUNT AND NATURE OF
NAME AND ADDRESS                                VOTING AND INVESTMENT POWER
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
GVIT SMALL CAP VALUE FUND CLASS I

Separate Accounts of Nationwide      Shared voting and investment power over
Life Insurance Company               5,9589,049.002 shares of the Fund representing
P.O. Box 182029                      98.08% of the Fund's outstanding Class I shares
c/o IPO Portfolio Accounting         and ___% of the Fund's total outstanding shares.
Columbus, OH  43218-2029
--------------------------------------------------------------------------------
GVIT SMALL CAP VALUE FUND CLASS II

Separate Accounts of Nationwide      Shared voting and investment power over
Life Insurance Company               939,221.154 shares of the Fund representing
P.O. Box 182029                      100.00% of the Fund's outstanding Class II shares
c/o IPO Portfolio Accounting         and ___% of the Fund's total outstanding shares.
Columbus, OH  43218-2029
--------------------------------------------------------------------------------
GVIT SMALL CAP VALUE FUND CLASS III

Separate Accounts of Nationwide      Shared voting and investment power over
Life Insurance Company               88,982.605 shares of the Fund representing
Nationwide Variable Account 4        100.00% of the Fund's outstanding Class III shares
P.O. Box 182029                      and ___% of the Fund's total outstanding shares.
Columbus, OH  43218-2029
--------------------------------------------------------------------------------
GVIT SMALL CAP VALUE FUND CLASS IV

Separate Accounts of Nationwide      Shared voting and investment power over
Life Insurance Company               3,581,435.111 shares of the Fund representing
c/o IPO Portfolio Accounting         68.56% of the Fund's outstanding Class IV shares
P.O. Box 182029                      and ___% of the Fund's total outstanding shares.
Columbus, OH  43218-2029

Nationwide Life And Annuity Company  Shared voting and investment power over
of America                           1,642,119.214 shares of the Fund representing
Variable Life Separate Account       31.44% of the Fund's outstanding Class IV shares
P.O. Box 182029                      and ___% of the Fund's total outstanding shares.
Columbus, OH  43218-2029



As of October 1, 2003, the officers and Trustees of the Trust as a group owned less than 1% of the outstanding Class I, Class II, Class III, and Class IV shares of the Fund.

Although Contract Owners are not being asked to vote on the addition of JPMorgan as a subadviser to the Fund, the Trust is required by the rules of the U.S. Securities and Exchange Commission to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund's shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Contract Owners do not vote on such matters directly because they are not shareholders of the Fund, but they will be asked in the proxy statement to give voting instructions to those separate accounts of Nationwide that are shareholders of the Fund. These separate accounts will then vote the shares of the Fund attributable to the Contract Owners in accordance with the voting instructions received from the Contract Owners. If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting instructions have not been received in proportion (for, against or abstain) to those for which timely voting instructions have been received. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners will also be permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund's shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights is only a brief summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to the Fund's shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently Gartmore Distribution Services, Inc. ("GDSI"), an affiliate of the Adviser, acts as the Trust's principal underwriter. Gartmore SA Capital Trust
("GSA"), an affiliate of the Adviser and GDSI, serves as the Fund's administrator. The address for the Adviser, GDSI, and GSA is 1200 River Road, Conshohocken, Pennsylvania 19428.

The  Adviser,  GDSI,  and  GSA  are  all  indirect  subsidiaries  of  Nationwide
Corporation ("NWC"). THE ADVISER AND GSA ARE WHOLLY OWNED SUBSIDIARIES OF GARTMORE GLOBAL INVESTMENTS, INC. ("GGI"). GGI IS A WHOLLY OWNED SUBSIDIARY OF GARTMORE GROUP LIMITED, WHICH IN TURN IS A MAJORITY OWNED SUBSIDIARY OF NATIONWIDE ASSET MANAGEMENT HOLDINGS, LTD. ("NAMHL"). NAMHL IS A WHOLLY OWNED SUBSIDIARY OF GARTMORE GLOBAL ASSET MANAGEMENT TRUST, WHICH IS A WHOLLY OWNED
SUBSIDIARY OF NWC. GDSI is a wholly owned subsidiary of Gartmore Global Asset Management, Inc., which is a wholly owned subsidiary of GSA.

NWC is wholly owned by two mutual insurance companies, Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), which, as mutual insurance companies, are owned by their respective policy holders. The address for each of NWC, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No officer or Trustee of the Trust is an officer, employee, or director of JPMorgan, nor do any such officers or Trustees own securities issued by JPMorgan or have any other material direct or indirect interest in JPMorgan.

THE TRUST WILL FURNISH, WITHOUT CHARGE, A COPY OF THE TRUST'S MOST RECENT ANNUAL REPORT TO SHAREHOLDERS AND SEMI-ANNUAL REPORT TO SHAREHOLDERS SUCCEEDING THE ANNUAL REPORT, IF ANY, UPON REQUEST. SUCH REQUEST MAY BE MADE EITHER BY WRITING TO THE TRUST AT THE ADDRESS CONTAINED ON THE FIRST PAGE OF THIS INFORMATION STATEMENT OR BY CALLING TOLL-FREE (800) 848-0920. THE ANNUAL REPORT AND THE SEMI-ANNUAL REPORT WILL BE MAILED TO YOU BY FIRST-CLASS MAIL WITHIN THREE BUSINESS DAYS OF RECEIPT OF YOUR REQUEST.


                                        By  Order  of  the  Board  of  Trustees,

                                        Eric  E.  Miller,  Secretary


December  ___.  2003